UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2008

ARBIOS SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-32603 (Commission File Number)	91-1955323 (I.R.S. Employer Identification No.)

200 E. Del Mar Boulevard, #320 Pasadena. California (Address of Principal Executive Offices)	91105 (Zip Code)

(626) 356-3105
(Registrant’s Telephone Number, Including Area Code)
______________________________

1050 Winter Street, #1000
Waltham, MA 02451
(Former name or former address, if changed since last report)
______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 3, 2008, Arbios Systems, Inc. (the “Company”) entered into an Asset Purchase Agreement with HepaLife Technologies, Inc., a Florida corporation (“HepaLife”), pursuant to which the Company agreed to sell to HepaLife all of its assets related to the bioartificial liver device known as “HepatAssist.” For additional information regarding the Asset Purchase Agreement, see the discussion under Item 2.01, below, which is incorporated herein by reference

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

October 3, 2008, the Company executed an Asset Purchase Agreement with HepaLife and concurrently therewith consummated the transactions contemplated thereby. Pursuant to the Asset Purchase Agreement, the Company sold to HepaLife its HepatAssist™ cell-based liver support system that the Company acquired in 2004 from Circe Biomedical, Inc. The Company had previously suspended its development of the HepatAssist technology pending its receipt of additional funding for this program from a corporate marketing partner or a significant capital raise. The HepatAssist assets sold to HepaLife include 12 patents and patent licenses, miscellaneous equipment, an FDA IND application including orphan drug and fast track designation, Phase I and Phase II/III clinical protocols and clinical data, as well as standard operating procedures for manufacturing and quality control.

The purchase price received by the Company for the HepatAssist assets that it sold consisted of (i) $450,000, of which $250,000 was paid in cash at the closing and $200,000 has been deferred for up to 18 months, (ii) a Series D warrant to purchase up to 750,000 shares of HepaLife’s common stock at an exercise price of $0.35 per share for a period of five years (the “Warrant”), and (iii) the assumption by HepaLife of the Company’s obligations under certain agreements related to the HepatAssist licenses and related agreements. The deferred $200,000 payment is due and payable on the earlier of (i) the date on which HepaLife has consummated one or more debt or equity financings in which the gross proceeds received in the aggregate equal or exceed $4,000,000, or (ii) the eighteen month anniversary of the closing date. HepaLife has granted the Company piggy-back and certain other registration rights to register for public resale the shares issuable upon the exercise of the Warrant. HepaLife is a publicly traded company whose common stock is traded on the OTC Bulletin Board under the symbol “HPLF.”

The foregoing sale did not include the Company’s principal asset, its extracorporeal blood purification therapy known as the “SEPET™ Liver Assist Device.”

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by the full text of the Asset Purchase Agreement which is attached hereto as Exhibit 10.1.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 6, 2008, the Company entered into a new Compensation Agreement with Shawn Cain, the Company’s interim Chief Executive Officer and Interim President. The Compensation Agreement is retroactively effective as of October 1, 2008. Under the Compensation Agreement, Mr. Cain has agreed to assist the Company until December 31, 2008 in selling, licensing or otherwise financing the Company’s assets. In consideration for his services, the Company has agreed to pay Mr. Cain (i) $10,000 per month plus payment of medical insurance, estimated to be $1,500 per month, and (ii) an incentive cash bonus following the sale, license or financing of the Company’s SEPET assets, which incentive bonus will be determined in the sole discretion of the Board after taking into account the timing, size and structure of the transaction. In addition, under the Compensation Agreement, the Company has agreed to pay Mr. Cain a cash bonus of $20,000 as compensation for his services in connection with the sale of the HepatAssist assets to HepaLife described above.

The foregoing description of the Compensation Agreement is qualified in its entirety by the full text of that agreement which is attached hereto as Exhibit 10.2.

ITEM 7.01 REGULATION FD DISCLOSURE

On October 7, 2008, the Company issued a press release in which it announced the Asset Purchase Agreement and the closing of the sale of the HepatAssist assets. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Exhibit
10.1	Asset Purchase Agreement, dated October 3, 2008, between Arbios Systems, Inc, and HepaLife Technologies, Inc.
10.2	Compensation Agreement between Arbios Systems, Inc. and Shawn Cain
99.1	Press Release dated October 7, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBIOS SYSTEMS, INC.

Date: October 7, 2008	By:	/s/ SHAWN P. CAIN
Shawn P. Cain, Interim President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Asset Purchase Agreement, dated October 3, 2008, between Arbios Systems, Inc, and HepaLife Technologies, Inc.
10.2	Compensation Agreement between Arbios Systems, Inc. and Shawn Cain
99.1	Press Release dated October 7, 2008